CONSULTING AGREEMENT

     This Consulting Agreement ("Agreement") is entered into this 26 day of October 2001 (the "Effective Date") by and between Scott D. German ("German" or "Consultant"), an Individual with Butterfield - Blair, Ire., (the "Company"), a Colorado corporation, D.B.A. novahead, inc. and any of its successor corporations acquired or merged with any other company.

     The Company desires to engage German subject to the terms and conditions of this Agreement, in performing such services for the Company.

     Now, therefore, in consideration of the mutual promises, covenants and undertakings herein contained and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged the parties hereby agree as follows:

1. ENGAGEMENT OF CONSULTANT

The Company hereby engages Consultant and Consultant hereby agree to hold themselves available to render, at the request of the Company, independent consulting services for the Company, upon the terms and conditions hereinafter set forth. Such consulting services rendered to the Company's management shall include but not be limited to (a) advice concerning the corporate planning and development of the Company, and or (b) assistance in marketing and promotions of any or all products of the Company; (c) other bona fide services.

2. TERM

The term of this Agreement ("Term") as to the consulting services shall begin as of the Effective Date and shall terminate two (2) year thereafter. Any change herein is only by mcttal agreement and negotiated, therefore agreed to in writing by the parties hereto.

3. COMPENSATION

     A. WARRANTS

     Each Consultant or his nominees) shall receive compensation in the form of a Warrant to purchase two hundred & fifty thousand (250,000) shares of the Company's Common Stock (the "Warrants'). The Warrants shall be exercisable at a price of $0.50 per Share. The Warrants shall be deemed exercisable immediately after the Company has received a trading symbol and is publicly trading on any exchange. Further, the Warrants shall be deemed exercisable if the Company becomes a public company through a merger to another public trading company, or is acquired by a public corporation or by transfer of assets through a sale, or by an Initial Public Offering, "IPO".

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     B. REGISTRATION OF SHARES

     The Company agrees that within one (1) month of becoming a publicly traded company on the OTC Bulletin Board, it will register the shares underlying the Warrant according to Federal haw with the Securities and Exchange Commission.

4. INDEPENDENT CONTRACTOR

It is expressly agreed that Consultant are acting as independent contractors in performing his services hereunder. The Company shall not pay any contributions to social security unemployment insurance for the benefit of Consultant, federal or state withholding taxes nor provide any other contributions or benefits, which might lx expected in an employer-employee relationship.

The Company acknowledges that it is aware that Consultant may, from time to time, perform services far, receive remuneration from and/or hold equity positions in entities other than the Company. Consultant is under no obligation to disclose to the Company the nature of such services or any remuneration received.

5. EXPENSES

Consultant shall be responsible for all costs and expenses incident to Consultant performance of services as required by this Agreement.

6. ASSIGNMENT

This Agreement is a personal one being entered into in reliance upon and in consideration of the singular personal skills and qualifications of each Consultant. Consultant Strand shall therefore not voluntarily or bay operation of law assign or otherwise transfer the obligations incurred on its part pursuant to the terms of this Agreement without the prior written consent of the Company. Any attempt at assignment or transfer by Consultant of its obligations without such consent shall be wholly void. This Agreement shall be binding upon and inure to the benefit of the successors-in- interest, assignees and personal representatives of the respective parties.

7. CONFIDENTIALITY

In connection with the consulting relationship established pursuant to the terms of this Agreement, the Company may, from time to time, furnish Consultant and/or its representatives with certain Confidential Information (as defined below). In consideration of the Company Publishing (prior to and subsequent to the date hereof) such Confidential Information, Consultant agree as follows:

     (a) Confidential Information. Confidential Information means any and all memoranda, manuals, data, reports, interpretations, forecasts, market plans, market analyses, and records containing information concerning the Company which is not available to the general public and which the Company considers proprietary or confidential which it will provide or has previously provided to

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          Consultant,  its agents or  representatives,  together with  analyses, compilations, forecasts, studies or other documents prepared by the Company, its agents, representatives (including lawyers, accountants and financial advisors) or employees which captain or otherwise reflect the foregoing described information, as well as any oral communications with respect to the foregoing.

          The term Confidential Information shall not include such portions of the Confidential Information which (i) are or become generally available to the public other than as a result of a disclosure by Consultant, its agents, representatives or employees, or (ii) becomes available to Consultant on a non-confidential basis from a source other than the Company or its agents and if Consultant do not know they are prohibited from disclosing such Confidential Information by a legal, contractual or fiduciary obligation to the Company.

     (b) Confidentiality. The Confidential Information will be kept confidential and shall not, without the prior written consent of the Company, be disclosed by Consultant, or his agents, representatives or employees, in any manner whatsoever, in whole or in part, and shall pat be used by Consultant, his agents, representatives or employees, other than in connection with this Agreement. Consultant agree to reveal the Confidential Information only to his agents, representatives and employees who need to know the Confidential Information for the purposes described herein. These agents, representatives or employees shall be informed by Consultant of the confidential nature of the Confidential Information and these agents, representatives or employees shall agree to act in accordance with the terms and conditions of this Confidentiality Agreement. Consultant shall be responsible for any breach of this Confidentiality provision by his agents, representatives or employees.

     (c) Return of Confidential Information. Promptly upon completion or termination of this Agreement all: copies of the Confidential Information, except far that portion of the Confidential Information that consists of analyses, compilations, forecasts, studies or other documents prepared by Consultant, his agents, representatives or employees, will be returned to the Company. That portion of the Confidential Information that consists of analyses, compilations, forecasts, studies or other documents prepared by Consultant, his agents, representatives or employees and oral Confidential Information may be retained by Consultant and kept confidential and subject to the terms of this Confidentiality Agreement or destroyed upon the request of the Company. Such destruction will be confirmed in writing to the Company.

     (d) Accuracy of Confidential Information. Consultant acknowledge that the Company makes no express or implied representation or warranty as to the accuracy or completeness of the Confidential Information, and the Company expressly disclaims any and all liability that may be based on the Confidential Information efforts therein or omissions therefrom.

     (e) Protective Order. :(n the event that Consultant or anyone to whom they transmit the Confidential Information pursuant to this Confidentiality Agreement becomes legally compelled: to disclose any of the Confidential Information or any information relating to Consultant's opinion, judgment or recommendations concerning the Company as developed from the Confidential Information, Consultant will provide the Company with prompt notice so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Confidentiality Agreement. In the event that such waiver or such protective order or other remedy is not obtained, Consultant will furnish only that portion of the Confidential Information which it is advised by written opinion of its legal advisers is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information. In arty event, neither Consultant nor anyone to whom it transmits the Confidential Information pursuant to this Confidentiality Agreement will oppose action by the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

     (f)  Enforcement.  Consultant  acknowledge  that  remedies  at  law  may be
          inadequate  to  protect   against   breach  of  this   Confidentiality
          provision, and they hereby in advance agree to the granting of injunctive relief in favor of the Company without proof of actual damages. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Confidentiality provision but shall be in addition to all other remedies available; at law or equity to the Company. In the event of litigation relating to this Confidentiality provision, if a court of competent jurisdiction determines that Consultant or its directors, officers, partners, employees, agents or advisers have breached this Confidentiality provision then it shall be liable and pay to the Company the reasonable legal fees incurred by the Company in connection with such litigation, including any appeal therefrom.

     (g) Reciprocal Nature. of Section 7. In the event Consultant provide Confidential Information to the Company, Consultant shall be hereby granted the rights set forth in this Section 7 with respect to such Confidential Information.

8. GOVERNING LAW AND JURISDICTION

This Agreement shall be governed in all respects by and interpreted in accordance with the laws of the State of Arizona. Each of the Parties hereto consents to such jurisdiction for the enforcement of this Agreement and matters pertaining to the transaction and activities contemplated hereby.

9. NOTICES

All notices and other communications provided for or permitted hereunder can be made by hand delivery, first class mail, telex or telecopies, "faxed" addressed as follows:


PARTIES                                           ADDRESS
-------                                           -------
CONSULTANT                                        Scott D. German
                                                  2944 N. 44" Street
                                                  Phoenix, AZ. 85018
COMPANY
                                                  Thomas J. Sweeney, CEO
                                                  Butterfield -- Blair, Inc.
                                                  D.B.A, novahead, inc.
                                                  2001 E. Campbell, Ste 105
                                                  Phoenix, AZ 85016

All such notices and communication shall be, deemed to have been duly given when delivered by hand, if personally delivered; five (5) business day after deposit in any United States Post Office in the continental United States, postage prepaid, if mailed; the same day of transmission if sent by facsimile transmission; and when receipt is acknowledged or confirmed.

10. ATTORNEYS' FEES

In the event a dispute arises with respect to this Agreement, the party prevailing in such dispute shall be entitled to recover all expenses, including without limitation, reasonable attorney's fees and expenses incurred in ascertaining such party s rights, in preparing to enforce or in enforcing such party's rights under this Agreement, whether or not it was necessary for such party to institute suit

11. AUTHORIZATION TO ENGAGE THE CONSULTANT

By executing this Agreement, the Company covenants that it has the authority to enter into the Agreement and abide by its terms.

12. COMPLETE AGREEMENT

This Agreement constitutes the fall and entire understanding and agreement between the Parties with regard to the subject hereof and this Agreement supersedes any and all other agreements, either oral or in writing, between the Parties with respect to the subject matter contained herein Each Party to this Agreement acknowledges that no representations, inducements, promises or agreements oral or otherwise, have been made by any Party, or anyone herein, and that no other Agreement, statement or promise not contained in this

Agreement may be changed or amended only by an amendment in writing signed by both of the Parties or his respective successors-in-interest.

13. UNENFORCEABLE TERMS

Any provision hereof prohibited by law or unenforceable under the law of any jurisdiction in which such provision is applicable shall as to such jurisdiction only be ineffective without affecting any other provision of this Agreement.

14. EXECUTION IN COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which may be deemed an original, and all of which together shall constitute one and the same instrument.

15. FURTHER ASSURANCES

From time to time each Party will execute and deliver such further instruments and will take such other action as any other Party may reasonably request in order to discharge and perform his obligations and agreement thereunder and to give effect to the intentions expressed in this Agreement.

16. INCORPORATION BY REFERENCE

All exhibits referred to in this Agreement are incorporated herein in his entirety by this reference.

17. MISCELLANEOUS PROVISIONS

The various headings and numbers herein and the grouping of provisions of this Agreement into separate articles and paragraphs are for the purpose of convenience only and shall not be considered a part hereof.

            (The remainder of this page has intentionally left blank)

     IN WITNESS WHEREOF, in signing the Parties hereto are in full agreement having executed this Agreement as of the day and year as first above written in its terms and conditions.

COMPANY

BUTTERFIELD - BLAIR, TNC.

By:/s/Thomas J. Sweeney
-----------------------
THOMAS J. SWEENEY, CHIEF ECECUTIVE OFFICER


CONSULTANT

SCOTT D. ERMAN


BY /s/Scott D. German
---------------------
SCOTT D. GERMAN

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